EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

KINGFISH HOLDING CORPORATION

ARTICLE I - OFFICES

Section 1. Principal Office. The principal office of Kingfish Holding Corporation (the “Corporation”) may be located either within or without the State of Delaware as the board of directors (the “Board of Directors” or the “Board”) may designate or as the business of the Corporation may require from time to time.

Section 2. Registered Office. The registered office of the Corporation, required by Section 131 of the Delaware General Corporation Law (such law or any successor thereto referred to herein as the “DGCL”) to be maintained in the State of Delaware may be, but need not be, identical to the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II - STOCKHOLDERS

Section 1. Annual Meeting. An annual meeting of stockholders shall be held for the election of directors and for the transaction of such other business as may properly come before such meeting at such time, date, and place, if any, as shall be designated, from time to time, by the Board of Directors and stated in the notice of meeting.

Section 2. Special Meetings. Special meetings of stockholders, other than those required by statute, for any purpose or purposes, may only be called by the Board of Directors at such time as they may determine consistent with these Bylaws. Special meetings of the stockholders may not be called by any other person or persons.

Section 3. Place of Meeting. The annual or special meeting of stockholders shall be held at such place within or without the State of Delaware or solely by means of remote communication pursuant to Section 211(a)(2) of the DGCL as may be designated by the Board of Directors each year. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.

Section 4. Notice of Meeting. Written notice stating the time, date and place of the meeting of stockholders, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person or by proxy, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 5. Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place (such reconvened meeting being referred to herein as the “reconvened meeting”), and notice need not be given of the new date, time and place of the reconvened meeting if, prior to such adjournment, the new date, time and place thereof is announced at the meeting at which the adjournment is taken; provided, however, if the date of any reconvened meeting is more than 30 days after the date that the meeting was originally noticed, or if a new record date is fixed for the reconvened meeting, then a notice of the place, if any, date, and time of the reconvened meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person or by proxy and vote at such reconvened meeting shall be given in conformity herewith. At any reconvened meeting, any business may be transacted with might have been transacted at the original meeting.

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Section 6. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice and to vote at any meeting of stockholders, or to express consent to corporate action in writing without a meeting (to the extent permitted by law and the Corporation’s Certificate of Incorporation (“Certificate of Incorporation”)), or to receive payment of any dividend or other distribution or allotment of rights, or to exercise any rights in respect of any change, conversion, exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of a determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, shall not be more than sixty (60) and not less than ten (10) days prior to the date of such meeting; (ii) in the case of a determination of stockholders entitled to take action by written consent without a meeting, shall not be more than 10 days after upon which the resolution fixing the record date is adopted by the Board, and (iii) in the case of any other action, shall not be more than sixty (60) days prior to the time for such other action.

(b) If no record date is fixed, the record date for determining: (i) stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day before the first notice is delivered to stockholders or, if notice is waived, at the close of business on the day before the meeting is held; (ii) stockholders entitled to express consent to corporate action in writing without a meeting (A) when no prior action of the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or (B) when prior action by the Board of Directors is required by the DGCL, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, and (iii) the record date for determining the stockholders of record for any other purpose, shall be the close of business on which the Board of Directors adopts a resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the reconvened meeting.

Section 7. Stockholders’ List for Meeting. After fixing the record date for a meeting, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock and showing the address of each stockholder and the number of shares registered in his, her or its name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting date in the manner required by law. The stockholders’ list also shall open to the examination of any stockholder during the whole time of the meeting as required by law. The stockholders’ list shall presumptively determine the identity of stockholders entitled to vote at the meeting and the number of shares held by each of them.

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Section 8. Quorum.

(a) At any meeting of the stockholders, the holders of at least one-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, at least one-third of the outstanding shares of such class or classes or series shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Article II, Section 5 of these bylaws.

(b) A holder of stock shall be treated as present at the meeting if the holder of such stock is (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy executed in writing (or in some other manner permitted by the DGCL) by the stockholder, or by such person’s duly authorized attorney in fact. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of that meeting and any adjournment thereof (unless a new record date is or must be set for the reconvened meeting) and the subsequent withdrawal of shares or stockholders, so as to reduce the presence, in person or by proxy, of the number of shares entitled to vote on a matter at the meeting below the number required for a quorum, shall not affect the validity of any action taken on such matter at the meeting or any adjournment thereof.

Section 9. Proxies and Voting.

(a) Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by them which has voting power upon the matter in question.

(b) Every stockholder entitled to vote at a meeting of stockholders may vote in person or by proxy authorized by an instrument in writing or by an electronic transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or electronic transmission authorized pursuant to this Section 9(b) may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(c) Such proxy shall be filed with or transmitted to the Secretary of the Corporation, or other officer or agent authorized to tabulate votes, before or at the time of such meeting or at the time of expressing such consent or dissent without a meeting. No proxy shall be valid after 3 years from the date of its execution, unless a longer period is expressly provided in the proxy. duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person, or by filing an instrument in writing with the Secretary of the Corporation revoking the proxy, or by giving a duly executed proxy bearing the later date. If an appointment form expressly provides therefor, any proxy holder may appoint, in writing, a substitute to act in his or her place.

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(d) When a quorum is present at a meeting, all elections of directors shall be determined by a plurality of the votes cast and, except as otherwise provided by the Certificate of Incorporation or the DGCL, action on all other matters shall be determined by a majority of the votes cast affirmatively or negatively. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. The provisions of this Section 9(d) will govern with respect to all votes of stockholders except as otherwise provided for in these bylaws, the Certificate of Incorporation, or by specific statutory provisions, regulation, or rule superseding the provisions contained in these bylaws or the Certificate of Incorporation.

Section 10. Organization and Conduct of Business.

(a) The Chairman of the Board (the “Chairman”), if any, or in his absence, the President, if any, or in his absence, a Vice President, if any, or in his absence, such person designated by the Board of Directors, or in the absence of such designation, such person as may be chosen by the holders of a majority of the shares entitled to vote at the meeting and who are present, in person or by proxy, shall call to order any meeting of stockholders and act as chairman of the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The chair of the meeting shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which stockholders will vote at the meeting shall be announced at the meeting. No ballots, proxies or votes, nor revocations thereof or changes thereto, shall be accepted by the inspectors or the chair of the meeting after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

Section 11. Inspectors of Election. In advance of any meeting of the stockholders, the Corporation may, and to the extent required by law, shall appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof (“Inspectors of Election”). The Corporation may designate one or more alternate inspectors to replace any Inspector of Election who fails to act. If Inspectors of Election have not been appointed prior to a stockholder meeting, the person presiding at the meeting may, and to the extent required by law, shall make such an appointment at the meeting. In case any person appointed by the Corporation in advance of a stockholder meeting fails or refuses to act and no alternate inspectors are available as a replacement, the vacancy may, and to the extent required by law, shall be filled by the person presiding at the meeting. Each inspector, before entering upon discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality to the best of his or her ability. To the extent that Inspectors of election are designated in accordance with this Section 11, every vote taken by ballots shall be counted by duly appointed Inspectors of Election.

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Section 12. Action by Written Consent of Stockholders.

(a) Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted by the DGCL to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if (1) a consent or consents in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding shares of stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (2) such consent or consents are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

(b) No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed by this Section 12 of Article II or as otherwise required by law.

(c) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder, member or proxyholder, or by a person or persons authorized to act for a stockholder, member or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 12 of Article II, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information required by Section 228(d) of the DGCL. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

(d) No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(e) Prompt notice of the taking of corporate action without a meeting shall be given as required by law to those stockholders who have not consented in writing to and who would have been entitled to notice of and to vote on the action.

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ARTICLE III - BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors, which Board of Directors may, except as otherwise provided by law, the Certificate of Incorporation, or these bylaws, exercise all powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. Number, Tenure, and Qualification.

(a) The number of directors who shall constitute the whole Board shall be fixed from time to time exclusively by the Board of Directors. The Board may increase or decrease the number of authorized of directors from time to time by resolution; provided, however, that the Corporation shall always have at least one (1) director. Any increase in the number of directors may be effective immediately. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of vacancies.

(b) Except as otherwise provided by these bylaws or required by the Certificate of Incorporation or law, directors shall be elected at the annual meeting of stockholders for a term of one (1) year and shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal from office as hereinafter provided by these bylaws.

(c) Directors of the Corporation need not be stockholders of the Corporation.

Section 3. Chairman of the Board. The Board of Directors may elect a Chairman who, if so elected, shall preside at all meetings of the Board of Directors. The Chairman shall have such other powers and shall perform all duties as from time to time may be granted or assigned to him or her by the Board of Directors and as provided by law.

Section 4. Annual and Regular Meetings. The annual meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, for the holding of other regular meetings, which meetings shall be held on such date(s) at such time(s), and at such place(s) as established by such resolution. A notice of each regular meeting other than by resolution shall not be required.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President or, if requested in writing by 2 or more directors, by the Secretary and shall be held at such place, on such date and at such time as they, or he or she shall fix. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting of the Board of Directors.

Section 6. Notice. Notice of any special meeting of the Board shall be given to each director by whom it is not waived at his or her business address by written notice delivered personally, or by mail, telegraph, teletype, telex, cablegram, or by facsimile or electronic transmissions of the same not less than 24 hours prior to the meeting. Any director may waive notice of any meeting, before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time or date of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

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Section 7. Quorum. At any meeting of the Board of Directors, a majority of the directors then in office present in person or by telephone or other electronic communications shall constitute a quorum for all purposes. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.

Section 8. Conduct of Business; Vote Required for Action. Except as otherwise required by law, the Certificate of Incorporation, or these bylaws, the vote of a majority of the directors present at a meeting in which a quorum is present shall be the act of the Board of Directors.

Section 9. Constructive Presence at a Meeting. Members of the Board of Directors may participate in a meeting of the Board, or a committee by means of conference telephone or other communications equipment by which all persons participating in the meeting may hear and speak to each other during the meeting. A director participating in a meeting by this means shall constitute presence in person at the meeting.

Section 10. Action Without A Meeting. Any action required or permitted by law to be taken at any meeting of the Board or a committee thereof, may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto. The action taken must be evidenced by one or more written consents describing the action taken and signed by each director, and such consent or consents shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

Section 11. Vacancies. If any vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors of the Corporation, unless otherwise required by law or by resolution of the Board of Directors such vacancy may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum of the Board of Directors, or by a sole remaining director. A director elected to fill a vacancy or a newly created directorship shall hold office only until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation, or removal from office. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 12. Director Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors or a duly authorized committee thereof shall have the authority to fix the compensation of the directors, including, without limitation, a fixed sum for their for their attendance at each meeting of the Board and its committees, and reimbursement for expenses incurred, if any, for attendance at meetings of the Board of Directors and its committees. No such payment made to a director under this Section 12 of Article III shall preclude any director from serving the Corporation in any other capacity and receiving compensation and reimbursement of expenses therefor.

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ARTICLE IV - COMMITTEES

Section 1. Committees of the Board of Directors. Except as otherwise provided by the Certificate of Incorporation or these bylaws, the Board of Directors may from time to time designate one or more committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board. The Board of Directors shall, for those committees and any others provided for herein, elect the director or directors to serve as the member or members of each such committee, designating the chair of such committee and, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or any committee or any alternate member in his or her place, the member or members of the committee present at such meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Any committee so designated, to the extent permitted by law and to the extent provided in the Board resolution which designates the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

Section 2. Conduct of Business. Each committee designated by the Board of Directors may determine, make, alter, and repeal the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise required by law or provided by the Board of Directors or these bylaws. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these bylaws.

ARTICLE V - OFFICERS

Section 1. Positions. The officers of the Corporation shall include: President, Chief Executive Officer, Secretary, and Treasurer (“Treasurer”), each of whom shall be elected by the Board of Directors. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors elects another individual to serve in that capacity. One or more Vice Presidents and such other officers, assistant officers, and agents as may be deemed necessary, may be elected or appointed by the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board shall be elected annually by the Board at the annual meeting of the Board held after each annual meeting of stockholders. If the election of officers shall not be held at meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death.

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Section 3. Removal. Any officer, assistant officer, or agent of the Corporation may be removed at any time, with or without cause by the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chief Executive Officer. The Chief Executive Officer shall supervise, control, and have the responsibility for the general management and control of the business and affairs of the Corporation, subject to the provisions of these bylaws and to the direction of the Board of Directors. Such Chief Executive Officer shall perform all duties and have all powers which are commonly incident to the office of chief executive officer or which from time to time may be assigned or delegated to him by the Board of Directors. He or she shall have the power to sign contracts, bonds, mortgages and other instruments of the Corporation and shall have general supervisions and direction of all of the other officers, employees, and agents of the Corporation, subject in all cases to the orders and resolutions of the Board of Directors. If a Chairman has not been elected or is otherwise absent, the Chief Executive Officer shall preside at all meetings of stockholders and at all meetings of the Board of Directors. If a Chairman has not been elected, the Chief Executive Officer shall report to the Chairman.

Section 6. President. The President, if not the same individual who is the Chief Executive Officer, shall be the chief operating and administrative officer of the Corporation. Such President shall have the general responsibility for the management and control of the operations and administration of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of president or which from time to time may be assigned or delegated to him by the Board of Directors. Subject to the direction of the Board of Directors and the Chief Executive Officer, the President shall have the power to sign contracts, bonds, mortgages and other instruments of the Corporation and shall have general supervisions and direction of all of the other officers (other than the Chief Executive Officer), employees, and agents of the Corporation, subject in all cases to the orders and resolutions of the Board of Directors and to the direction of the Chief Executive Officer.

Section 7. Vice President(s). Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. In the absence of the President or in the event of the President’s death or inability or refusal to act, the Vice President, if one is elected, shall have the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. If more than one Vice President is elected, the Board of Directors shall designate which Vice President shall serve until the election of a successor President.

Section 8. Secretary. The Secretary shall: (1) keep the minutes of all meetings of stockholders and of the Board of Directors in one or more books provided for that purpose; (2) duly issue all authorized notices in accordance with the provisions of these bylaws or as required by law; (3) have charge of and be custodian of the corporate books and records and of the seal of the Corporation, and shall affix or cause to be affixed the seal of the Corporation to all documents the execution of which on behalf of the Corporation is duly authorized; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by each stockholder; (5) have general charge of the stock transfer books of the Corporation; (6) authenticate all records of the Corporation; and (7) in general, perform all duties incident to the office of Secretary and such other duties as the Board of Directors or the President from time to time prescribe.

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Section 9. Treasurer. The Treasurer shall: (1) have responsibility for maintaining the financial records of the Corporation; (2) receive and give receipts for monies due and payable to the Corporation from any source whatsoever; (3) deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article VII of these bylaws; (4) make disbursements of the funds of the Corporation as are authorized; (5) render from time to time an account of all transactions and of the financial condition of the Corporation; and (6) in general perform all of the duties incident to the office of Treasurer as the Board of Directors or the President from time to time prescribe. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 10. Delegation of Authority. The Board of Directors may from time to time delegate the powers and duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 11. Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President, or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI - RESIGNATIONS

Any director or officer of the Corporation may resign at any time by delivering notice in writing or by electronic transmission to the Board of Directors or its Chairman, or to the Chief Executive Officer, President or the Secretary of the Corporation. Any such resignation shall take effect when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

ARTICLE VII - STOCK

Section 1. Certificates of Stock.

(a) The shares of stock of the Corporation shall be represented by certificates; provided that the Board may provide, by resolution, that some or all classes or series of its stock may be uncertified shares. Each holder of stock represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to a certificate which certifies the number and class of stock owned by him or her or it, signed by, or in the name of, the Corporation by (1) Chairman or vice chairman or the President or vice president, and (2) the Secretary or an Assistant Secretary or the Treasurer or an assistant Treasurer. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The Corporation shall not issue any certificate in bearer form.

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(b) Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors. All certificates for shares of stock shall be numbered consecutively or otherwise identified. The name and address of the persons to whom the stock represented thereby have been issued, the number of shares, and the date of issuance shall be entered on to the transfer books of the Corporation.

(c) All certificates representing shares of stock of the Corporation which are subject to restrictions on transfer (including the limitations, if any, imposed under any applicable securities laws) or to other restrictions shall have conspicuously imprinted or otherwise referenced thereon a notation of such restriction.

Section 2. Transfers of Stock. Transfers of stock shall be made upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Transfers of stock shall be made on the transfer books of the Corporation only when the holder of record thereof, or his legal representative, or his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, shall furnish proper evidence of authority to transfer, and when there is surrendered for cancellation the certificate(s) for shares, properly endorsed. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Except where a certificate is issued in accordance with Section 3 of Article VII of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Lost, Stolen, or Destroyed Certificates. In the event of the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 4. Regulations. The issue, transfer, conversion, and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VIII – NOTICES AND WAIVERS

Section 1. Notices. If mailed, notices to stockholders shall be deemed delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice may be given to stockholders by electronic transmission in the manner provided in Section 232 of the DGCL.

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Section 2. Waivers. Any written waiver of any notice, signed by a stockholder or a director, or waiver by electronic transmission by such person, whether given before or after the time of the vent for which notice is given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor purpose of any meeting needs to be specified in such waiver. Attendance at any meeting shall constitute a waiver of notice, except attendance for the express purposes objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE IX - INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or the person for whom he is the legal representative is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the FBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2. Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article IX, the Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorney’s fees) incurred by the indemnitee in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision form which there is not further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article IX is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also to the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

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Section 4. Non-Exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these bylaws, any agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

Section 6. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors or duly authorized committee thereof, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7. Nature of Rights. The rights conferred upon indemnitees in this Article IX shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent of the Corporation and shall insure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 8. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or non-profit enterprise.

Section 9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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ARTICLE X - GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors. .

Section 2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Certificate of Incorporation and law.

Section 3. Corporate Seal. The Board of Directors shall provide a suitable corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 4. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 5. Reliance Upon Books Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 6. Time Periods. In applying any provision of these bylaws which requires that an act be done or not be dome a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE XI - AMENDMENTS

Except as provided by law, the Certificate of Incorporation, or these bylaws, the Board of Directors is expressly authorized to adopt, amend and repeal these bylaws; subject to the power of the holders of capital stock of the Corporation to adopt, amend and repeal these bylaws in the manner provided in the Certificate of Incorporation.

As approved and adopted by the Board of Directors on November 25, 2014.

History of Adoption of and Amendments to the Bylaws

1. Date of original adoption April 11, 2006 (Offline Consulting, Inc.)

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